                                                                    EXHIBIT 10.9


                             CONVEYANCE AGREEMENT


   THIS CONVEYANCE AGREEMENT ("Agreement"), dated this 31st day of
December, 1997, is made and entered into by and between CyberSource Corporation, a California Corporation ("CyberSource"), and Internet Commerce Services Corporation, a Delaware corporation ("ICS").

                                  ARTICLE 1.
                                  DEFINITIONS

   The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement:

   1.1. "Assets" means all of CyberSource's right, title and interest, legal or equitable, in and to the assets, properties, rights, contract rights, licenses, interests, claims, demands, causes of action, utility (and similar) deposits, business, and goodwill used or acquired by CyberSource in connection with its internet commerce services business (hereinafter referred to as the "Commerce Services Business"), including the assets listed as Exhibit A attached hereto, and the contents of such business throughout the United States and the rest of the world including, but not limited to, all of the furniture, fixtures, equipment and other items of personal property reflected on the balance sheet of CyberSource relating to the Commerce Services Business and the contracts of the Commerce Services Business. "Assets" specifically excludes the assets, properties, rights, contract rights, licenses, interests, claims, demands, causes of action, utility (and similar) deposits, business, and goodwill used or acquired by CyberSource in connection with its Software.net business.

   1.2. "Liabilities" means, with respect to the Assets being transferred pursuant to this Agreement, all of CyberSource's liabilities, duties and obligations of every kind reflected on the balance sheet of CyberSource, including the liabilities set forth on Exhibit C hereof, acquired by CyberSource in connection with the Commerce Services Business, or associated with a contract being transferred to ICS hereunder.

                                  ARTICLE 2.
                                  CONVEYANCES

   CyberSource hereby grants, bargains, sells, conveys, assigns, transfers and delivers all of the Assets to ICS and ICS hereby accepts such Assets, at and as of the Effective Time hereinafter provided.

   TO HAVE AND TO HOLD all and singular the said Assets hereby granted, bargained, sold, conveyed, assigned, transferred and delivered or intended so to be unto ICS, its successors and assigns, to and for its and their own use forever, together with all and singular the properties, assets, members and appurtenances thereunder belonging or in anyway incident or appertaining thereto.

* Further information in this document has been omitted and filed separately with the Securities and Exchange Commission.

   If the conveyance and assignment attempted to be made hereunder of any agreement, lease, permit, license, right, claim or other Asset would be ineffective as between CyberSource and ICS without the consent of any third person, or would serve as a cause for terminating or invalidating any such agreement, lease, permit, license, right, claim or other Asset or would cause or serve as a cause for the loss of ownership thereof, then such Asset is temporarily excluded from the aforesaid conveyance and assignment to the extent agreed by CyberSource and ICS. However, under such circumstances CyberSource shall, to the greatest extent permitted, hold such Asset for the exclusive use and benefit of ICS until such consent has been obtained. Upon the obtaining of such consent no further conveyance or assignment shall be required, but full and complete title to such Asset shall automatically become vested in ICS by virtue of this Agreement.

                                  ARTICLE 3.
                           ASSUMPTION OF LIABILITIES

   In connection with the grant, bargain, sale, conveyance, assignment, transfer and delivery made under Article 2 and for any conveyances, assignments, transfers and deliveries to be made by CyberSource to ICS pursuant to Article 7, ICS hereby assumes and agrees to perform and fully discharge all of the Liabilities at and as of the Effective Time. ICS hereby agrees to indemnify, defend and hold harmless CyberSource, its successors and assigns, of and from any and all costs, liabilities and expense, including court costs and reasonable attorneys' fees, arising from or connected with the Liabilities hereby assumed to the extent of the assumption hereunder.

                                  ARTICLE 4.
                                 CONSIDERATION

   In consideration of the transfer of the Assets to ICS hereunder, ICS hereby agrees to issue, and shall be issuing at and as of the Effective Time upon the written instruction of CyberSource to (i) the holders of the Series A Preferred Stock of CyberSource 1,985,520 shares of the Series A Preferred Stock of ICS ("ICS Series A"), (ii) the holders of the Series B Preferred Stock of CyberSource 2,037,038 shares of Series B Preferred Stock of ICS ("ICS Series B"), (iii) the holders of the Series C Preferred Stock of CyberSource 3,000,000 Series C Preferred Stock of ICS ("ICS Series C"), and to the holders of the Company Common Stock 9,070,000 shares of the common stock of ICS ("ICS Common"), each such issuance to be on a same percentage basis with respect to each shareholder's shareholdings in CyberSource with the same preferential characteristics (adjusted for the value of the distribution) for the Company's preferred shareholders and with the same percentage ownership for each shareholder as those which currently exist (the "ICS Stock Issuance"), and the agreement by ICS to assume, perform and fully discharge all of the Liabilities. CyberSource and ICS hereby agree that for tax purposes the capital stock issued by ICS shall be deemed to have been issued to CyberSource and distributed by CyberSource to its shareholders.

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                                  ARTICLE 5.
                                  WARRANTIES

   EXCEPT AS SET FORTH IN ARTICLE 11 TO THE CONTRARY, ALL SALES,
CONVEYANCES, ASSIGNMENTS, TRANSFERS AND DELIVERIES TO BE MADE HEREUNDER WILL BE MADE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF TITLE). ALL ASSETS, RIGHTS AND BUSINESSES TO BE SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED HEREUNDER WILL BE SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED "AS IS". CYBERSOURCE EXPRESSLY DISCLAIMS ANY WARRANTIES OF CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. This Agreement is made, however, with full rights of substitution and subrogation of ICS in and to all covenants, warranties and other rights of indemnification by others heretofore given or made with respect to any of the Assets.

                                  ARTICLE 6.
                        SALES TAXES AND RECORDING FEES

   The parties agree that ICS shall pay all sales, use and similar taxes arising out of the sales, conveyances, assignments, transfers and deliveries to be made hereunder, and shall pay all documentary, filing and recording fees required in connection therewith.

                                  ARTICLE 7.
                              FURTHER ASSURANCES

   From time to time after the date hereof, and without any further consideration, CyberSource will execute and deliver such instruments of conveyance, assignment, transfer and delivery, and take such other action, as ICS may reasonably request in order more effectively to vest in ICS beneficial and record title to the Assets to be conveyed and assigned hereunder or intended so to be and to put ICS in actual possession and operating control of such Assets. After the date hereof, CyberSource agrees to use its best efforts to obtain, without additional cost to ICS any and all consents and approvals that may be necessary to vest or confirm title to all the Assets in ICS.

                                  ARTICLE 8.
                               POWER OF ATTORNEY

   CyberSource does hereby constitute and appoint ICS, its successors and assigns, the true and lawful attorney of CyberSource with full power of substitution for it and in its name, place and stead or otherwise on behalf of CyberSource, its successors and assigns, and for the benefit of ICS, its successors and assigns, to demand and receive from time to time any and all property and assets, real, personal, and mixed, tangible and intangible, hereby conveyed and assigned or intended so to be and to execute in the name of CyberSource, its successors and assigns, deeds, assignments and other instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of ICS or

CyberSource for the benefit of ICS as may be appropriate, any and all proceedings at law, in equity or otherwise which ICS, its successors and assigns, may deem proper in order to collect, assert or enforce any claims, rights or title of any kind in and to the Assets hereby conveyed and assigned or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of said Assets and to do any and all such acts and things in furtherance of this Agreement as ICS, its successors or assigns, shall deem advisable. CyberSource hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of CyberSource or its successors or assigns or by operation of law.

                                  ARTICLE 9.
                        SECURITIES LAW REPRESENTATIONS

   CyberSource acknowledges that the capital stock to be issued pursuant to the ICS Stock Issuance are being issued to it pursuant to a private offering exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and, as a result thereof, the shares of ICS capital stock are "restricted securities" for purposes of Rule 144 as promulgated under the Securities Act. CyberSource represents and warrants that it and each of its shareholders is an "accredited investor" as such term is defined in Regulation D as promulgated under the Securities Act.

                                  ARTICLE 10.
                                    GENERAL

   10.1. Registration Rights. The holders of ICS Series A, ICS Series B, and ICS Series C are hereby granted by the Company the information rights and registration rights with respect to their Preferred Stock holdings in ICS as such holders have with respect to the shares of Preferred Stock of CyberSource.

   10.2. McKiernan Transfers. William S. McKiernan ("McKiernan") hereby agrees that the holders of ICS Series A Interests, ICS Series B and ICS Series C shall have co-sale and rights of first offer on proposed transfers of shares of ICS capital stock by McKiernan to the same extent such holders have with respect to the shares of Preferred Stock of CyberSource.

   10.3. Effective Time. Regardless of when executed, this Conveyance Agreement shall be effective as of 3:30 p.m., Pacific Standard Time (the "Effective Time"), on December 31, 1997.

   10.4. Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

   10.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   10.6. Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

   10.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

   10.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                                  ARTICLE 11.
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

   11.1 Representations and Warranties of CyberSource. CyberSource hereby represents and warrants to ICS the following:

       (a) Neither the execution of this Agreement by CyberSource nor the consummation of the transactions contemplated hereby which are to be performed by CyberSource violates the provisions of Section 500 the California General Corporation Law (the "GCL") as applicable to CyberSource.

       (b) All consents and approvals necessary or appropriate for CyberSource to execute this Agreement and to consummate the transactions contemplated hereby which are to be performed by CyberSource have been obtained, except for such consents and approvals the failure of which to obtain would not result in any material adverse effect on CyberSource or its shareholders; it being specifically understood that the effect of Sections 502, 503 and 506 of the GCL are expressly excluded from this representation.

       (c) To the best knowledge of CyberSource , the transfer by CyberSource of its internet commerce services business to ICS as provided in this Agreement in exchange for stock of ICS qualifies as a Section 351 transaction under the Internal Revenue Code.

   11.2 Representations and Warranties of ICS. ICS hereby represents and warrants to CyberSource the following:

       (a) ICS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and hold its properties, carry on its business as now conducted and as proposed to be conducted. ICS has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

       (b) The total number of shares of capital stock which ICS is authorized to issue is forty million (40,000,000), divided into two classes as follows: thirty million (30,000,000) shares of common stock, $.001 par value per share (the "Common Stock") and ten million shares of preferred stock. $.001 par value per share (the "Preferred Stock"). 1,985,520 shares of Preferred Stock have been designated Series A Preferred Stock (the "Series A Stock"),

2,500,000 shares of Preferred Stock have been designated Series B Preferred Stock (the "Series B Stock") and 3,000,000 shares of Preferred Stock have been designated Series C Preferred Stock (the "Series C Stock"). No such shares will have been issued by ICS prior to the ICS Stock Issuance. The rights, preferences and privileges of the Series A Stock, Series B Stock and the Series C Stock will be as stated in the Certificate of Incorporation of ICS. Except as set forth in this Agreement, ICS has no obligations as of the date of this Agreement to issue any shares of its capital stock.

       (c) All corporate action on the part of ICS, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of ICS hereunder and for the authorization, issuance and delivery of the shares of capital stock to be issued in the ICS Stock Issuance has been taken and this Agreement constitutes a valid and legally binding agreement of ICS enforceable against ICS in accordance with its terms, except as limited by (i) bankruptcy or insolvency laws or (ii) equitable principles or public policy.

       (d) The shares to be issued in the ICS Stock Issuance, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Board of Directors of ICS has adopted resolutions reserving the shares of Common Stock to be issued upon conversion of the Series A Stock, Series B Stock and Series C Stock and when the shares of Common Stock are issued upon such conversion in accordance with the Certificate of Incorporation of ICS, such shares will be duly and validly issued, fully paid and nonassessable.

       (e) ICS has no assets or liabilities other than those conveyed pursuant to this Agreement.

   11.3 Covenants of ICS. ICS hereby covenants that it will take all actions reasonably necessary or appropriate to grant and preserve the rights of the ICS stockholders set forth in Sections 10.1 and 10.2 of this Agreement and any other rights or duties such stockholders have in their capacity as CyberSource shareholders, such that the CyberSource shareholders will have equivalent rights and duties in their capacity as ICS stockholders.

   11.4 Beneficiaries of Representations and Warranties. The representations and warranties of CyberSource and ICS set forth in this Article 11 are expressly made for the benefit of, in addition to the party specified above, the shareholders and stockholders, as the case may be, of the relevant entity. CyberSource expressly acknowledges that its shareholders are relying on these representations and warranties in connection with their approval of this Agreement and the transactions contemplated hereby. The representations and warranties set forth in this Article 11 shall expire and be of no further force and effect as of the close of business on January 30, 1998.

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   IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                     INTERNET COMMERCE SERVICES
                                     CORPORATION


                                     By: /s/ William S. McKiernan
                                        -------------------------------
  /s/ William McKiernan
----------------------------
William McKiernan                    Name: William S. McKiernan
                                           ----------------------------
                                     Title:   CEO
                                            ---------------------------


                                     CYBERSOURCE CORPORATION


                                     By: /s/ William S. McKiernan
                                        -------------------------------

                                     Name:  William McKiernan

                                     Title: President and Chief Executive
                                            Officer

                                   EXHIBIT A

                            LIST OF INCLUDED ASSETS

       1. All contract, technology license and other rights between CyberSource and third parties for the operation of the Commerce Services Business, and other directly related services, including CyberSource's customer contracts and employment agreements with Commerce Services Business employees, including specifically those assets and liabilities set forth on the balance sheet attached hereto as Exhibit B and the schedule of employees and other assets contained in Appendix I hereto.

       2. All technology currently used in the Commerce Services
Business;

       3. The portion of the leases for the space occupied by the Commerce Services Business and the Employees thereof; and

       4. All of the employees of CyberSource who are singularly engaged in the Commerce Services Business.

                                  EXHIBIT B


*














* Further information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C


[Missing]

                                  APPENDIX I

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* Further information on this page has been omitted and filed separately with the Securities and Exchange Commission.